UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2011, NuStar GP Holdings, LLC (“Holdings”) entered into that certain First Amendment to 364-Day Revolving Credit Agreement, dated as of March 7, 2011, among Holdings, The Lenders Party Thereto, and JPMorgan Chase Bank, N.A. (the “First Amendment”). The First Amendment amends that certain 364-Day Revolving Credit Agreement, dated as of July 15, 2010, among Holdings, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, and the Lenders Party Thereto (the “Credit Facility”).

Pursuant to the First Amendment, the unused proceeds from Gulf Opportunity Zone bond issuances (as provided in the Gulf Opportunity Zone Act of 2005) made for the benefit of Holdings’ wholly owned subsidiary NuStar Logistics, L.P. (“Logistics”) in an aggregate amount not to exceed $350,000,000 (together with the corresponding portion of any outstanding letters of credit providing credit support therefore under Logistics’ credit facility dated as of December 10, 2007) shall be excluded from the calculation of indebtedness for purposes of the consolidated debt coverage ratio covenant set forth in the Credit Facility, to the extent such proceeds are held in one or more qualifying project funds. The provisions of the Credit Facility, as modified by the First Amendment, remain in full force and effect. The above discussion of the First Amendment is qualified in its entirety by the text of the First Amendment, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	First Amendment to 364-Day Revolving Credit Agreement dated as of March 7, 2011, among NuStar GP Holdings, LLC, The Lenders Party Thereto, and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: March 11, 2011	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

10.01	First Amendment to 364-Day Revolving Credit Agreement dated as of March 7, 2011, among NuStar GP Holdings, LLC, The Lenders Party Thereto, and JPMorgan Chase Bank, N.A.